THIS CONVERTIBLE REVOLVING CREDIT GRID NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT RELATED TO AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

ALL AMERICAN PET COMPANY, INC.

CONVERTIBLE REVOLVING CREDIT GRID NOTE

$1,000,000.00 USD                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  March 6, 2012

FOR VALUE RECEIVED (as recorded on the grid attached hereto as Schedule A or any additional pages thereof), ALL AMERICAN PET COMPANY, INC., a Maryland corporation (the “Company” and “Maker”), promises to pay to the order of Lisa Bershan and Barry Schwartz (collectively the “Holders”), on the Maturity Date (as defined below), unless sooner paid or converted as provided below, the principal sum of up to One Million USD ($1,000,000.00 USD), or the aggregate amount of all unpaid revolving credit loans (“Advances”) made to the Maker by the Holder from time to time hereinafter, whichever is less. The principal balance of this Note shall be due and payable upon demand to the Holder.  All payments under this Note shall be made to the order of the Holder at the address Holder may designate in writing to the Company.

1.
Interest Rate.  The outstanding principal balance of this Note shall bear interest at a fixed rate equal to ten percent (10%) per annum. All Interest payments shall be in the form of the Company’s equity securities (the "Equity Securities").

2.
Endorsement.  All Advances made to the Maker by the Holder under this Note and all payments of principal amounts in respect of such Advances may be endorsed by the Holder on Schedule A attached to this Note, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advance or payment shall not limit or otherwise affect the obligations of the Maker under this Note.

2.
Maturity Date.  The date that this Note shall mature, and the principal amount outstanding hereunder, plus accrued unpaid interest thereon and any charges pertaining thereto, shall become due and payable at any time 3 years from the original issue date (the “Maturity Date”).

3.	Prepayments. The Company may voluntarily prepay this Note either in whole or in part without penalty or premium.

4.	Conversion.

(a)
Conversion Rate.  The outstanding principal balance and unpaid accrued interest on this Note shall, at Holder’s sole option, convert into equity of the Company at the Conversion Price, on or before March 6, 2013, by providing five (5) days notice to the Company.  The “Conversion Price” shall be $0.0022 per share of common stock of the Company.

(b)
Manner of Conversion.  The Holders shall be deemed to be the holders of the common stock into which this Note converts as of the date of the conversion described above, and shall have all of the rights to which Holders are entitled as holders of common stock.  To receive a certificate representing the common stock, Holders shall surrender this Note to the Company.  As soon as practicable after the surrender of this Note, the Company shall (i) issue and deliver to Holders a certificate for the number of common stock issuable upon conversion, (ii) pay to the Holders cash as provided in Section 4(d) below for any fractional shares which would otherwise be issuable upon conversion, and (iii) if less than the entire amount owing under the Note is being converted, a new promissory note in substantially the same form as this Note in a principal amount equal to the amount due and owing and unconverted hereunder.

(c)
Conversion Adjustment. If, at any time until this Note is paid in full, the Company issues a Conversion price to any other lender that is less than the Conversion price included herein, the Conversion price as described above, shall be adjusted to be equal to the lower Conversion price offered to any other lender.

(d)
Fractional Shares.  No fractional shares shall be issued upon conversion of this Note.  In place of a fractional share, the Company shall pay Holders an amount equal to the product obtained by multiplying the fractional share by the Conversion Price per share for the applicable common stock.

5.
Waivers.  The Company hereby waives diligence, presentment for payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever.  The Company shall remain bound under this Note until all principal and interest and any other amounts that are payable hereunder have been paid or converted in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder.  The Company and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.

6.	Events of Default. Any of the following events shall constitute an event of default by the Company under this Note (an “Event of Default”):

(a)	the failure of the Company to pay to Holders, on the Maturity Date, any and all amounts due and owing under this Note; or

(b)	the failure of the Company to convert this Note as set forth herein when requested by Holders.

Upon the occurrence of any Event of Default, as defined hereinabove, at Holders option, Holders may declare immediately due and payable, and on any such declaration there shall become immediately due and payable, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest under this Note and any other sums owing at the time of such declaration pursuant to this Note, and Holders shall be entitled to exercise all rights and remedies available to Holders hereunder and under applicable law, all of which rights and remedies shall be cumulative.  Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the interest rate at which interest shall accrue on the principal sum and any other amounts that are due under this Note shall be at a fixed rate equal to ten percent (10%) per annum, from the date of such Event of Default until all such amounts have been paid in full.

7.
No Waiver by Holders.  Any delay or omission on the part of Holders to exercise any of Holder’s rights or remedies hereunder or under applicable law, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a waiver of that right or remedy or of any other right or remedy of Holder in respect thereof.  The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Holder’s rights or remedies under this Note or under applicable law at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Holders, except as and to the extent provided to the contrary by applicable law.

          8.  Adjustments.

(a)
In the event that the Company shall at any time after March 6, 2012:  (i) declare a dividend or make a distribution on the outstanding common stock payable in shares of its capital stock, (ii) subdivide the outstanding common stock into a greater number of shares of common stock, (iii) combine the outstanding common stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the common stock (including any such reclassification in connection with a consolidation, redomicile, or merger in which the Company is the continuing corporation), then, in each case, the Conversion Price of this Note in effect at the time of the record date for the determination of Stockholders entitled to receive such dividend or distribution or of the effective date of such subdivision, combination, or reclassification shall be adjusted so that it shall equal the price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately prior to such action, and the denominator of which shall be the number of shares of common stock outstanding after giving effect to such action.  Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective at the close of business on such record date or at the close of business on the date immediately preceding such effective date, as applicable.

(b)	All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(c)
In any case in which this Section 8 shall require that an adjustment in the number of common shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder converted this Note after such record date, the common shares, if any, issuable upon such conversion over and above the number of common shares issuable upon such conversion on the basis of the number of shares of common stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder’s right to receive such additional shares of common stock upon the occurrence of the event requiring such adjustment.

(d)
Whenever there shall be an adjustment as provided in this Section 8, the Company shall within fifteen (15) days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Convertible Note Register, which notice shall be accompanied by an officer’s certificate setting forth the number of common shares issuable and the Conversion Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer’s certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

(e)
The Company shall not be required to issue fractions of shares of common stock or other capital stock of the Company upon the conversion of this Note.  If any fraction of a share of common stock would be issuable on the conversion of this Note (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the average closing sale price (or average of the closing bid and asked prices, if closing sale price is not available) of common stock for the ten (10) trading days ending on and including the date of exercise of this Note.

(f)
No adjustment in the Conversion Price shall be required if such adjustment is less than Five Cents ($0.05); provided, however, that any adjustments which by reason of this Section 8 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)
Upon each adjustment of the Conversion Price pursuant to Section 8 (a), the number of shares of common stock purchasable upon conversion of this Note shall be adjusted to the number of shares of common stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of common stock purchasable immediately prior to such adjustment upon the conversion of this Note by the Conversion Price in effect prior to such adjustment and dividing the product so obtained by the new Conversion Price.

          9.   Reclassification; Reorganization; Merger.

(a)
In case of any capital reorganization, other than in the cases referred to in Section 8(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of common stock or the conversion of such outstanding shares of common stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as “Reorganizations”), there shall thereafter be deliverable upon conversion of this Note (in lieu of the number of common shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of common shares which would otherwise have been deliverable upon the conversion of this Note would have been entitled upon such Reorganization if this Note had been exercised in full immediately prior to such Reorganization.  In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Note.  Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Note, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.  The Company shall not effect any such Reorganization unless, upon or prior to the consummation thereof, the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the common stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash, or other property as such Holder shall be entitled to purchase in accordance with the foregoing provisions.  In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to conversion this Note shall terminate thirty (30) days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

(b)
In case of any reclassification or change of the shares of common stock issuable upon conversion of this Note (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of common stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder of this Note shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger.  Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 8.

(c)
The above provisions of this Section 9 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

          10.  Notice of Certain Events.  In case at any time the Company shall propose:

(a)
to pay any dividend or make any distribution on shares of common stock in shares of common stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of common stock; or

(b)
to issue any rights, warrants, or other securities to all holders of common stock entitling them to purchase any additional shares of common stock or any other rights, warrants, or other securities; or

(c)	to effect any reclassification or change of outstanding shares of common stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 10; or

(d)           to effect any liquidation, dissolution, or winding-up of the Company; or

(e)	to take any other action which would cause an adjustment to the Conversion Price;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder’s address, mailed at least fifteen (15) days prior to: (1) the date as of which the holders of record of shares of common stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (2) the date on which any such reclassification, change of outstanding shares of common stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of common stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (3) the date of such action which would require an adjustment to the Conversion Price.

11.	Governing Law. This Note shall be governed by and construed according to and enforced under the internal laws of the State of Maryland without giving effect to its choice of laws rules.

12.	Binding Nature. The provisions of this Note shall be binding on the Company and shall inure to the benefit of the Holders.

13.
Usury Savings Provisions.  In the event Holders receive any sums under this Note which constitute interest in an amount in excess of that permitted by any applicable law, then, all such sums constituting interest in excess of that permitted to be paid under applicable law shall, at Holder’s option, either be credited to the payment of principal owing hereunder or returned to the Company.

14.
Severability.  If, but only to the extent that, any provision of this Note shall be invalid or unenforceable, then, such offending provision shall be deleted from this Note, but only to the extent necessary to preserve the validity and effectiveness of this Note to the fullest extent permitted by applicable law.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

ALL AMERICAN PET COMPANY, INC.

By: Barry Schwartz

Name: Barry Schwartz
Title: Chief Executive Officer

HOLDERS

By: Lisa Bershan

Name: Lisa Bershan for
Lisa Bershan and Barry Schwartz

SCHEDULE A
TO
REVOLVING CREDIT GRID NOTE

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance of Revolving Credit Grid Note	Name of Person Making Notation